Exhibit 10.2

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of CONVERSION LABS PR LLC (the “Company”), a limited liability company organized pursuant to Chapter 239 (Limited Liability Companies) of the General Corporations Act of Puerto Rico (the “Act”), is entered into and shall be effective as of the Effective Date (as hereinafter defined), by and among the Company and Conversion Labs, Inc., a corporation organized pursuant to the Delaware General Corporation Law, the Company’s sole Member and Manager (the “Member-Manager”).

WHEREAS, on January 20, 2016, the Company was originally organized as a Puerto Rican limited liability company under the name of Immudyne PR LLC, and its members entered into that certain limited liability company agreement, dated as of April 1, 2016, as subsequently amended by that certain amended and restated limited liability agreement entered into by its members in July 2018, (the “Prior LLC Agreement”);

WHEREAS, concurrently with the execution of this Agreement, the Member-Manager is purchasing one hundred percent (100%) of the membership interests in the Company owned by each of Taggart International Trust and American Nutra Tech LLC, pursuant to that certain Membership Interest Purchase Agreement, dated as of the date hereof; and

WHEREAS, the Company and the Member-Manager wish to amend and restate the Prior LLC Agreement in its entirety and the parties hereto wish to enter into an amended and restated limited liability company agreement of the Company.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Member-Manager and the Company hereby restate the Prior LLC Agreement in its entirety as follows:

ARTICLE I. DEFINITIONS.

For purposes of this Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

1.1 Act means the General Corporations Act of Puerto Rico, including any and all amendments thereto.

1.2 Additional Member means a Member, other than the Member-Manager, who has acquired a Membership Interest in the Company.

1.3 Admission means the act of becoming a Member and obtaining the rights appurtenant to a Membership Interest.

1.4 Agreement means this limited liability company agreement by and between the Company and the Member-Manager, as it may from time to time be amended according to its terms.

1.5 Capital Contribution means any Contribution or contribution of services made by r on behalf of a Member as consideration for a Membership Interest.

1.6 Certificate. The Certificado De Organización of the Company as properly adopted and amended from time to time by the Member-Manager and filed with the Department of State.

1.7 Company means Conversion Labs PR LLC, a limited liability company formed under the Act, and any successor limited liability company.

1.8 Company Property means any Property owned by the Company.

1.9 Contribution means any contribution of Property made by or on behalf of a Member as consideration for a Membership Interest or as a contribution to the capital of the Company.

1.10 Department of State means the Department of State of Puerto Rico.

1.11 Distribution means a transfer of Company Property to a Member on account of a Membership Interest, regardless of whether the transfer occurs on the liquidation of the Company, in exchange for the Member’s interest or otherwise.

1.12 Disposition means any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

1.13 Effective Date shall mean April 25, 2019

1.14 Member-Manager has the meaning set forth in the preamble of this Agreement.

1.15 Membership Interest means a Member’s interest in the Company, including, without limitation, such Member’s rights in the Company’s profits, losses and Distributions pursuant to this Agreement and the Act, and such other rights and privileges that the Member may enjoy by being a Member.

1.16 Person. A natural person, trust, estate or any incorporated or unincorporated organization permitted to be a member of a limited liability company under the laws of the Puerto Rico.

1.17 Property. Any property, real or personal, tangible or intangible (including goodwill), including cash and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

1.18 Taxing Jurisdiction. Any state, local or foreign government that collects tax, interest or penalties, however designated, on any member’s share of the income or gain attributable to the Company.

ARTICLE II. FORMATION

2.1 Organization. The Company was organized as a limited liability company pursuant to the provisions of the Act. The Member-Manager hereby confirms that it, as the sole member of the Company, shall also be the sole manager of the Company.

2.2 Name. The name of the Company is ‘Conversion Labs PR LLC’ and all business of the Company shall be conducted under that name or under any other name determined by the Member-Manager, but in any case, only to the extent permitted by applicable law.

1.4 Effective Date. This Agreement shall become effective upon the execution hereof.

1.5 Term. The term of the Company shall be perpetual until dissolved and its affairs wound up in accordance with the Act or this Agreement.

1.6 Registered Office. The office shall be at that location reflected in the Certificate as filed in the office of the Department of State of Puerto Rico (“Department of State”). The Member-Manager may, from time to time, change the registered office through appropriate filings with the Department of State.

1.7 Principal Office. The principal office of the Company shall be located at the Caribe Plaza Building, Suite 802, 53 Palmeras Street, San Juan, PR 00901. The Member-Manager, may, from time to time, change the principal office and make appropriate filings with the Department of State to reflect that fact.

ARTICLE III. NATURE OF BUSINESS

This Company is formed to engage in any lawful act, business or activity for which the Company may be formed under the laws of Puerto Tico.

ARTICLE IV. ACCOUNTING AND RECORDS

The Member-Manager shall maintain the records required by the provisions of the Act at the Principal Office.

ARTICLE V. NAME AND ADDRESS OF MEMBER

The name and address of the Member-Manager is: Conversion Labs, Inc. located at 800 Third Avenue, Suite 2800, New York, NY 10022, United States.

ARTICLE VI. MANAGEMENT

6.1 Management by Manager. The management of the Company shall be vested in the Member-Manager.

6.2. Authority to Bind Company. The Member-Manager shall have the authority to bind the Company with respect to any transaction entered into between the Company and any third party.

6.3. Liability of Member-Manager. The Member-Manager shall not be liable as a member or manager for the liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Member-Manager for liabilities of the Company.

6.4. Indemnification.

(a) Third Party Actions. The Company shall indemnify the Member-Manager, and each of its directors, members, managers, employees and agents, where it is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals, by reason of the fact that the Member-Manager is or was a director, member, manager, or employee of the Company, or is or was serving at the request of the Company as a director, trustee, officer or employee of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against any and all expenses (including reasonable attorneys’ fees), judgments, decrees, fines, penalties and amounts paid in settlement, which were actually and reasonably incurred by the Member-Manager and/or its members, managers, employees and agents, in connection with such action, suit or proceeding, if it acted in good faith and in a manner which it reasonably believed to be in, or at least not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, it had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Member-Manager did not act in good faith and in a manner which the Member-Manager reasonably believed to be in, or at least not opposed to, the best interests of the Company.

(b) Derivative Actions. The Company shall indemnify the Member-Manager, and each of its directors, members, managers, employees and agents, where it is or was a party, or is threatened to be made a party, to any threatened, pending or completed action or suit, including all appeals, by or on behalf of the Company in order to procure a judgment in its favor by reason of the fact that it is or was a director, member or manager of the Company, against any and all expenses (including reasonable attorneys’ fees) which were actually and reasonably incurred by it in connection with the defense or settlement of such action or suit, so long as the Member-Manager acted in good faith and in a manner which it reasonably believed to be in, or at least not opposed to, the best interests of the Company; except that no indemnification shall be made with respect to any claim, issue or matter as to which the Member-Manager shall have been finally adjudged to be liable for gross negligence or misconduct in the performance of its duty to the Company unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the Member-Manager is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

(c) Rights after a Successful Defense. To the extent that the Member-Manager and/or its members, managers, employees and agents have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) above, or in defense of any claim, issue or matter therein, it shall be indemnified against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by it in connection therewith.

(d) Other Determination of Rights. Except in a situation governed by subsection (c) above, any indemnification under subsection (a) or (b) above (unless ordered by a court) shall be made by the Company only as authorized in a specific case upon a determination that indemnification of the Member-Manager and/or its members, managers, employees and agents, is proper under the circumstances because it has met the applicable standard of conduct set forth in subsection (a) or (b). Such determination shall be confirmed by legal counsel (compensated by the Company) in a written opinion.

(e) Advances of Expenses. Expenses of the Member-Manager and/or its members, managers, employees and agents hereunder, which were incurred in defending against a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals), or threat thereof, may be paid by the Company in advance of the final disposition of such action, suit or proceeding, if authorized by the Member-Manager following receipt of a written promise by or on behalf of the Member-Manager to repay such amount unless it shall ultimately be determined that it is entitled to be indemnified by the Company.

(f) Nonexclusiveness. The indemnification provided in this Section 6.4 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law.

(g) Purchase of Insurance. The Company may purchase and maintain insurance on behalf of the Member-Manager, and its members, managers, employees and agents, against any liability asserted against it and incurred by it in any such capacity, or arising out of its status as such, whether or not the Company would have the power to indemnify the Member-Manager, and such other Persons, against such liability under the provisions of this Section 6.4 or of the laws of the Puerto Rico.

6.5 Conflicts of Interest.

(a) The Member-Manager, and its directors, members, managers, employees and agents, shall be entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company, it being expressly understood that the Member-Manager, and its directors, members, managers, employees and agents, may enter into transactions that are similar to the transactions into which the Company may enter.

(b) The Member-Manager does not violate a duty or obligation to the Company merely because the Member-Manager’s conduct furthers the Member-Manager’s own interest. The Member-Manager may lend money to and transact other business with the Company. The rights and obligations of the Member-Manager, in the event that it lends money to or transacts business with the Company are the same as those of a Person who is not a member or manager, subject to other applicable law. No transaction with the Company shall be voidable solely because the Member-Manager has a direct or indirect interest in the transaction if the transaction is fair to the Company.

6.6 Compensation of Member-Manager. The Member-Manager shall be reimbursed for all reasonable expenses incurred on behalf of the Company and shall be entitled to reasonable compensation, in an amount to be determined from time to time by the Member-Manager.

6.7 Standard of Care of Member. The Member-Manager’s duty of care in the discharge of the Member-Manager’s duties to the Company is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct or a knowing violation of law. In discharging its duties, the Member-Manager shall be fully protected in relying in good faith upon the records required to be maintained under Article IV and upon such information, opinions, reports or statements by any of its agents, or by any other Person, as to matters the Member-Manager reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

ARTICLE VII. CONTRIBUTIONS

7.1 Capital Contributions. The Member has made Capital Contributions to the capital of the Company. No interest shall accrue on the Capital Contributions.

7.2 Additional Contributions or Loans. The Member-Manager acknowledges that the income produced by the Company may be insufficient to pay all of the costs of operating the Company. If, as determined by the Member-Manager, additional funds are required to pay the costs of operating the Company, such additional funds may be raised through the Contributions of Additional Members, through debt financing, through additional contributions by the Member-Manager or as otherwise determined, at the sole discretion of the Member-Manager. Any additional Contributions by the Member-Manager shall be treated as additional Capital Contributions or loans, as determined by the Member-Manager.

ARTICLE VIII. DISTRIBUTIONS

Except as provided by the provisions of the Act, the Company shall make distributions as determined by the Member-Manager.

ARTICLE IX. TAXES

9.1 Elections. The Member-Manager may make any tax elections for the Company allowed under the Internal Revenue Code of 1986 as amended from time to time or the tax laws of any state or other jurisdiction having Taxing Jurisdiction over the Company.

9.2 Taxes of Taxing Jurisdictions. To the extent that the laws of any Taxing Jurisdiction requires, the Member-Manager will prepare, execute and submit an agreement indicating that the Member-Manager will make timely income tax payments to the Taxing Jurisdiction and that the Member-Manager accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Member-Manager’s income and interest, and penalties assessed on such income, if such agreement is required by the Taxing Jurisdiction. If the Member-Manager fails to provide such agreement, the Company may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalty and interest determined under the laws of the Taxing Jurisdiction with respect to such income. Any such payments with respect to the income of the Member-Manager shall be treated as a distribution for purposes of Article VIII.

9.3 Method of Accounting. The records of the Company shall be maintained pursuant method of accounting determined by the Member-Manager in its sole discretion.

ARTICLE X. DISPOSITION OF MEMBERSHIP INTEREST AND ADMISSION OF ADDITIONAL MEMBERS

10.1 Disposition. Upon the Disposition of the Member-Manager’s Membership Interest, the transferee shall be Admitted without further action. Upon the transfer of the Member-Manager’s entire Membership Interest (other than a temporary transfer or transfer as a pledge or security interest) the Member-Manager shall cease to be a member and manager and shall have no further rights or obligations under this Agreement, except that the Member-Manager shall have the right to such information as may be necessary for the computation of the Member-Manager’s tax liability.

10.2 Admission of Additional Members. The Member-Manager may admit Additional Members and determine the Capital Contributions of such Additional Members, provided that the Member-Manager and the Additional Members shall enter into a new limited liability company agreement (the “New Limited Liability Company Agreement”) on terms and conditions mutually agreeable to the Member-Manager and the Additional Members.

ARTICLE XI. DISSOLUTION AND WINDING UP

11.1 Dissolution. The Company may be dissolved and its affairs wound up, upon the election of the Member-Manager. The Company shall also be dissolved as may otherwise be required under the Act.

11.2 Effect of Dissolution. Upon dissolution, the Company shall cease carrying on business as then presently carried on, and shall thereafter wind up its business. The existence of the Company shall continue until the winding up of its affairs has been completed and the Certificate of Dissolution has been filed with the Department of State.

11.3. Distribution of Assets on Dissolution. Upon the winding up of the Company, the Member-Manager shall liquidate Company Property if necessary or desirable, and shall cause the Company Property to be distributed:

(a) To creditors, including the Member-Manager if it is a creditor, to the extent permitted by law, in satisfaction of the Company’s liabilities;

(b) To the Member-Manager. Such distributions shall be in cash, Property other than cash, or partly in both, as determined by the Member-Manager.

11.4 Winding Up. The winding up of the Company shall be completed when all debts, liabilities and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining Company Property has been distributed to the Member-Manager.

ARTICLE XII. AMENDMENT

This Agreement may be amended or modified from time to time only by a written instrument adopted by the Member-Manager and the Company and executed by the Member-Manager and the Company.

ARTICLE XIII. MISCELLANEOUS PROVISIONS

13.1 Entire Agreement. This Agreement represents the entire agreement between the Member-Manager and the Company.

13.2 Rights of Creditors and Third Parties under the Limited Liability Company Agreement. This Agreement is entered into between the Company and the Member-Manager for the exclusive benefit of the Company, its Member-Manager and their successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and the Member-Manager with respect to any Capital Contribution or otherwise.

13.3 Limited Liability Company Agreement; Effect of Inconsistencies with Act. It is the express intention of the parties hereto that this Agreement shall govern, unless inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the extent necessary to make this Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Agreement, that was formerly invalid, valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. The Member-Manager shall be entitled to rely on the provisions of this Agreement, and shall be not liable to the Company for any action, or any refusal to act, taken in good faith reliance on the terms of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, we have hereunto set our hands and seals on the date set forth below.

MEMBER-MANAGER

CONVERSION LABS, INC.

By:	/s/ Juan Manuel Piñeiro Dagnery
Name:	Juan Manuel Piñeiro Dagnery
Title:	Chief Financial Officer

COMPANY

CONVERSION LABS PR LLC

By:	/s/ Juan Manuel Piñeiro Dagnery
Name:	Juan Manuel Piñeiro Dagnery
Title:	Chief Financial Officer